Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE dated as of April 19, 2012, is among HSN, Inc., a Delaware corporation (the “Issuer”), the Guarantors listed on Appendix I attached hereto (the “Existing Guarantors”); the new Guarantors listed on Appendix II attached hereto (the “New Guarantors” and, together with the Existing Guarantors, the “Guarantors”); and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Existing Guarantors and the Trustee are parties to an Indenture dated July 28, 2008, as supplemented by the First Supplemental Indenture, dated as of August 20, 2008; and the Second Supplemental Indenture, dated as of January 1, 2010 (as so supplemented, the “Indenture”), relating to the Issuer’s 11.25% Senior Notes due 2016 (the “Notes”);

WHEREAS, Section 4.13 of the Indenture provides the method by which the Issuer may amend the Indenture to add a new Domestic Subsidiary as an additional Guarantor under the Indenture;

WHEREAS, the Issuer desires to amend the Indenture to reflect the addition of the New Guarantors;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, Guarantors and the Trustee can execute this Third Supplemental Indenture without the consent of the Holders; and

WHEREAS, all acts and things prescribed by the Indenture and by law necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company and the Guarantors, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the mutual agreements hereinafter set forth, the Domestic Subsidiary and Trustee have agreed and do hereby agree as follows:

ARTICLE 1

Section 1.1 Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 1.2 Agreement to Guarantee. Each of the New Guarantors hereby agrees to guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture. From and after the date hereof, each of the New Guarantors shall be a Guarantor for all purposes under the Indenture and the Notes.

Section 1.3 Incorporation of Terms of Indenture. The obligations of each of the New Guarantors under the Guarantee shall be governed in all respects by the terms of the Indenture and shall constitute a Guarantee thereunder. The New Guarantor shall be bound by the terms of the Indenture as they relate to the Guarantee.

ARTICLE II

Section 2.1 Amendment of the Notes. Any corresponding provisions reflected in the Notes shall also be deemed amended in conformity herewith.

Section 2.2 Effectiveness of Amendments. This Third Supplemental Indenture shall be effective upon execution hereof by the Issuer, the Guarantors and the Trustee.

Section 2.3 Interpretation; Severability. The Indenture shall be modified and amended in accordance with this Third Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Third Supplemental Indenture will control. The Indenture, as modified and amended by this Third Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of Notes. In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Third Supplemental Indenture, the provisions of the Indenture, as modified by this Third Supplemental Indenture, shall control. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4 Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.5 Counterparts. This Third Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 2.6 Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.

Section 2.7 Trustee. The recitals contained herein are made by the Issuer and the Guarantors, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Third Supplemental Indenture.

[Signature Pages Follow]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

HSN, INC., as the Issuer

By:
Arthur Singleton, Vice President and Treasurer

CHASING FIREFLIES, LLC
FRONTGATE MARKETING, INC.
VENTANA TELEVISION HOLDINGS, INC.
VENTANA TELEVISION, INC., as New Guarantors

By:
Name: Gregory J. Henchel
Title: Vice President

NLG MERGER CORP., as New Guarantor

By:
Name: Gregory J. Henchel
Title: Executive Vice President

EXCEPTION MANAGEMENT SERVICES, LLC
HSNi, LLC, formerly HSN LP, as Existing Guarantor

By:
Name: Gregory J. Henchel
Title: Executive Vice President

AST SUB, INC.
BALLARD DESIGNS, INC.
CINMAR, LLC
CORNERSTONE BRANDS, INC.
CORNERSTONE CONSOLIDATED SERVICES GROUP, INC.
CORNERSTONE SERVICES, INC.
GARNET HILL, INC.
HOME SHOPPING NETWORK EN ESPANOL, L.L.C.
HSN CATALOG SERVICES INC.
HSN FULFILLMENT LLC
HSN IMPROVEMENTS LLC
HSN INTERACTIVE LLC
HSN OF NEVADA LLC
HSN REALTY LLC
INGENIOUS DESIGNS LLC
SMITH & NOBLE, LLC
THE CORNERSTONE BRANDS GROUP, INC.
THE CORNERSTONE HOLDINGS GROUP, INC.
THE TERRITORY AHEAD, INC.
TRAVELSMITH OUTFITTERS, INC.
UNITED INDEPENDENT, INC.,
As Existing Guarantors

By:
Name: Gregory J. Henchel
Title: Vice President

H.O.T. NETWORKS HOLDINGS (DELAWARE) LLC, As Existing Guarantor

By:
Name: Gregory J. Henchel
Title: President

HOME SHOPPING NETWORK EN ESPANOL, L.P.,
By: HOME SHOPPING NETWORK EN ESPANOL, L.L.C., as Existing Guarantor

By:
Name: Gregory J. Henchel
Title: Vice President

APPENDIX I

EXISTING GUARANTORS

AST SUB, INC.

BALLARD DESIGNS, INC.

CINMAR, LLC

CORNERSTONE BRANDS, INC.

CORNERSTONE CONSOLIDATED SERVICES GROUP, INC.

CORNERSTONE SERVICES, INC.

EXCEPTION MANAGEMENT SERVICES, LLC

GARNET HILL, INC.

HOME SHOPPING NETWORK EN ESPANOL, L.L.C.

HOME SHOPPING NETWORK EN ESPANOL, L.P.,

H.O.T. NETWORKS HOLDINGS (DELAWARE) LLC

HSN CATALOG SERVICES INC.

HSN FULFILLMENT LLC

HSN IMPROVEMENTS LLC

HSN INTERACTIVE LLC

HSN OF NEVADA LLC

HSN REALTY LLC

HSNi, LLC

INGENIOUS DESIGNS LLC

SMITH & NOBLE, LLC

THE CORNERSTONE BRANDS GROUP, INC.

THE CORNERSTONE HOLDINGS GROUP, INC.

THE TERRITORY AHEAD, INC.

TRAVELSMITH OUTFITTERS, INC.

UNITED INDEPENDENT, INC.,

APPENDIX II

NEW GUARANTORS

CHASING FIREFLIES, LLC

FRONTGATE MARKETING, INC.

NLG MERGER CORP.

VENTANA TELEVISION HOLDINGS, INC.

VENTANA TELEVISION, INC.